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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 23, 1995, on our audits of the consolidated financial statements of CTI Group (Holdings) Inc. (formerly Communications Group, Inc.) and subsidiaries as of March 31, 1995 and 1994 and for each of the two years in the period ended March 31, 1995, which report is included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1995.

Jenkintown, Pennsylvania
March 5, 1996